         EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                  (In thousands, except per share data)

                                                       For the Quarter            For the Nine Months
                                                        Ended June 30,               Ended June 30,
                                                    ----------------------        ----------------------
                                                     1996           1997           1996           1997
                                                    -------       --------        -------        -------
Net income . . . . . . . . . . . . . . . . .        $ 9,750       $ 38,174        $20,834        $86,355
Less: Accrual of preferred stock dividends .              -              -            (66)             -
                                                    -------       --------        -------        -------
Net income applicable to common stock. . . .        $ 9,750       $ 38,174        $20,768        $86,355
                                                   --------       --------        -------        -------
                                                   --------       --------        -------        -------
Average common shares outstanding. . . . . .         26,887         34,926         23,925         31,994
Common stock equivalents:
Warrants and options . . . . . . . . . . . .            793          1,310            487          1,340
                                                   --------       --------        -------        -------
Weighted average common and common
  equivalent shares outstanding. . . . . . .         27,680         36,236         24,412         33,334
                                                   --------       --------        -------        -------
                                                   --------       --------        -------        -------
Primary net income per share of common
  stock. . . . . . . . . . . . . . . . . . .        $  0.35       $   1.05        $  0.85        $  2.59
                                                   --------       --------        -------        -------
                                                   --------       --------        -------        -------
Net income . . . . . . . . . . . . . . . . .        $ 9,750       $ 38,174        $20,834        $86,355
Add: Interest from convertible debt. . . . .              -          1,286              -          4,321
Less: Accrual of preferred stock dividends .              -              -            (66)             -
      Tax effect on convertible debt
        interest . . . . . . . . . . . . . .              -           (488)             -         (1,642)
                                                   --------       --------        -------        -------
Net income applicable to common stock. . . .        $ 9,750       $ 38,972        $20,768        $89,034
                                                   --------       --------        -------        -------
                                                   --------       --------        -------        -------
Average common shares outstanding. . . . . .         26,887         34,926         23,925         31,994
Common stock equivalents:
Warrants and options . . . . . . . . . . . .            793          1,310            487          1,557
Convertible subordinated debts . . . . . . .              -          4,289              -          4,833
                                                   --------       --------        -------        -------
Weighted average fully diluted common and
  common equivalent shares outstanding . . .         27,680         40,525         24,412         38,384
                                                   --------       --------        -------        -------
                                                   --------       --------        -------        -------
Fully diluted net income per share of
  common stock . . . . . . . . . . . . . . .       $   0.35       $   0.96        $  0.85        $  2.32
                                                   --------       --------        -------        -------
                                                   --------       --------        -------        -------
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